EXHIBIT 5

CONFORMED COPY

INEOS Group Limited		LONDON
Hawkslease		65 Fleet Street
Chapel Lane		London EC4Y 1HS
Lyndhurst	T+	44 20 7936 4000
Hampshire	Direct T+	44 20 7832 7191
SO43 7FG	F+	44 20 7832 7001
	Direct F+	44 20 7832 7636/7/8
	G4 F+	44 20 7936 3960
LDE No 23
	E	jocelyn.mitchell@ freshfields.com
	WWW	freshfields.com
	DOC ID	LG003984.559/2+
	OUR REF	JCM/JG
	YOUR REF CLIENT MATTER NO	113805-0009

9 January 2003

Dear Sirs

INEOS Group Limited — Oxide — registration statement on Form S-8

1.   INTRODUCTION

This opinion is given in connection with the registration under the United States Securities Act of 1933, as amended (the Act), of 60,000 ‘C’ Oxide US Regional Tracker Shares of 0.1p each (the Shares) in the capital of INEOS Group Limited, a company registered in England and Wales under registration number 3534631, (the Company) to be issued pursuant to the Plan (as defined below). We understand that a registration statement on Form S-8 (the Registration Statement) is being filed under the Act with respect to the Shares. We understand that some or all of the Shares are to be issued in the future from time to time pursuant to the INEOS Group Share Purchase Plan (the Plan).

2.   DOCUMENTS EXAMINED AND ASSUMPTIONS

2.1   We are acting as English legal advisers to the Company for the purposes of giving this opinion. In so acting, we have examined:

(a)	a certified copy of the Registration Statement to be filed under the Act;

(b)	a certified copy of the rules of the Plan, as approved by the board of directors of the Company on 22 February 2002;

(c)	certified copies of the Memorandum and Articles of Association of the Company in force as at the date of this opinion (the Memorandum and the Articles respectively);

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(d)	a certified copy of the minutes of the meeting of the board of directors of the Company held on 22 February 2002 (the February Meeting) which approved the Plan;

(e)	a certified copy of the minutes of the meeting of the board of directors of the Company held on 24 July 2002 (the July Meeting) which delegated authority to the Special Committee to administer the Company’s employee share plans; and

(f)	a certified copy of the minutes of the meeting of the Special Committee of the Company held on 8 October 2002 (the October Meeting) which approved the launch of the Plan to US employees working in the Company’s Oxide US business and which approved the execution of a subscription agreement (the Subscription Agreement) between the Company and the trustee of the INEOS Group Employee Benefit Trust, being Mourant & Co. Trustees Limited (the Trustee);

and relied upon the statements as to factual matters contained in or made pursuant to each of the above mentioned documents. Where relevant facts material to this opinion were not independently established, we have relied upon statements of officers of the Company.

2.2   For the purposes of rendering this opinion, we have assumed, without further enquiry, that:

(a)	each of the statements contained in the certificate of a Director of the Company dated 19 December 2002 is currently true and accurate;

(b)	all signatures on executed documents which, or copies of which, we have examined are genuine;

(c)	all original documents submitted to us are authentic and complete and all copies of documents supplied to us as photocopies or facsimile copies conform to the originals and are authentic and complete;

(d)	all documents on which we have relied (including, without limitation, the Memorandum and Articles) remain accurate, are in full force and effect and have not been amended;

(e)	the Company and the Trustee have at all times complied and will comply in full, with their respective obligations under the rules of the Plan and under the Subscription Agreement;

(f)	upon the application by the Trustee to subscribe for such number of Shares which employees of the Company, or employees of any subsidiary of the Company, validly apply for pursuant to invitations to participate in the Plan and in accordance with the rules of the Plan, the Company will allot and issue such Shares to the Trustee;

(g)	the Shares referred to in (f) above will be allotted, issued and paid for in accordance with (i) the rules of the Plan; (ii) the Memorandum and Articles in force at the relevant time; and (iii) the relevant provisions of the United Kingdom Companies Act 1985 (as amended), all necessary authorities and resolutions will be fully and unconditionally in force at the time the Shares are issued and the Company duly maintains authorised but unissued ordinary share capital at least equal to the aggregate nominal value of the Shares in respect of which applications have been distributed to employees and which may therefore come to be issued;

(h)	the subscription price per Share is not less than the nominal value of a share in the capital of the Company;

(i)	the directors of the Company will have the proper authority under Section 80 of the Untied Kingdom Companies Act 1985, as amended, to allot and issue such Shares at the date of allotment thereof;

(j)	the February Meeting, the July Meeting and the October Meeting were validly convened and constituted; the resolutions referred to in the minutes of such meetings were duly passed and have not been amended, modified or revoked and are in full force and effect; and the minutes of such meetings are a true and correct record of the proceedings described therein;

(k)	the Shares shall be duly allotted and issued in accordance with the Plan by means of a resolution duly passed by the board of directors of the Company or a duly authorised committee thereof at a validly convened and constituted meeting or meetings and duly entered in the Company’s register of members;

(l)	the Plan has not been amended or altered and remains in full force; and

(m)	each of the foregoing assumptions will be true and accurate at and immediately prior to the time of the issue of the relevant Shares and there will not have been any material change in English law prior to the issue of the Shares.

3.   LEGAL OPINION

On the basis of, and subject to, the foregoing and the qualifications referred to below, and having regard to such considerations of English law in force at the date of this letter as we consider relevant, we are of the opinion that the Shares, or any portion thereof, when issued by the Company in accordance with the Plan after the Registration Statement has become effective under the Act and upon the passing of all necessary resolutions and the taking of all necessary corporate action in connection therewith will be validly issued, fully paid and non-assessable.

For the purposes of this opinion, we have assumed that the term “non-assessable” in relation to the Shares means under English law that holders of such Shares, in respect of which all amounts due on such Shares as to the nominal amount and any premium thereon have been fully paid, will be under no obligation to contribute to the liabilities of the Company solely in their capacity as holders of such Shares.

4.   QUALIFICATIONS

This opinion is subject to the following qualifications:

(a)	the opinion is limited to English law as currently applied by the English courts and is given on the basis that it will be governed by and construed in accordance with current English law. Accordingly, we express no opinion with regard to any system of law other than the law of England as currently applied by the English courts; and

(b)	the opinion is addressed to you solely for your benefit in connection with the Company’s Registration Statement. It is not to be transmitted or disclosed to any other person nor is it to be used or relied upon by any other person or for any purposes or quoted or referred to in any public document without our prior written consent. We hereby give such consent in relation to the filing of this letter as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Yours faithfully

Freshfields Bruckhaus Deringer

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